EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-233539) of Yunji Inc. of our report dated April 24, 2020 relating to the financial statements, which appears in this annual report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 24, 2020